Exhibit 5

Law Offices
 RICHARD P. GREENE, P.A.
 International Building
 2455 East Sunrise Boulevard, Suite 905
 Fort Lauderdale, Florida 33304
 Telephone: 954-564-6616   Fax: 954-561-0997

September 5, 2003

Magic Media Networks, Inc.
530 North Federal Highway
Fort Lauderdale, Florida 33301

            Re:        Magic Media Networks, Inc.

Gentlemen:

            This opinion is given in connection with the registration with the Securities and Exchange Commission of 8,516,667 shares, options and shares underlying the options (the “Securities”) of Magic Media Networks, Inc. (the “Company”). The Securities are being registered pursuant to a requirement of Section 5 of the Securities Act of 1933, as amended, pursuant to a Registration Statement filed with the Washington, D.C. office of the U.S. Securities and Exchange Commission.

            We have acted as counsel to the Company only in connection with the preparation of the Form S-8 Registration Statement pursuant to which the Securities were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

            The Securities, consisting of 2,100,000 shares of common stock and 6,416,667 options along with the shares underlying the options, are being registered and distributed pursuant to the Company’s Registration Statement. The Securities are now authorized but unissued.

            Based upon the foregoing, we are of the opinion that the Securities of the Company registered with the Securities and Exchange Commission, having been registered pursuant to the Registration Statement will, when issued, be fully paid and non-assessable and there will be no personal liability to the owners thereof.

            We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement pursuant to which the Securities will be registered with the Commission.

                                                                        Very truly yours,

                                                                        RICHARD P. GREENE, P.A.

                                                                        /s/ Richard P. Greene

                                                                        Richard P. Greene,
                                                                        For the Firm